Exhibit 99.1

Guidance Software Reports Record Quarter

•	Record Revenue of $23.1 Million in third quarter 2008, up $2.8 Million, or 14.0 percent, over third quarter 2007

•	GAAP net loss per share of ($0.16), and non-GAAP pre-tax income per share of $0.02

•	Record Deferred Revenue balance of $29.9 Million, up $3.2 Million, or 12.2 percent over third quarter 2007

PASADENA, California, November 6, 2008 (Business Wire) – Guidance Software, Inc. (NASDAQ: GUID), The World Leader in Digital Investigations™ reported results today for the third quarter ended September 30, 2008.

In the third quarter of fiscal 2008, total revenue grew to a record $23.1 million, rising $2.8 million, or 14.0 percent, above third quarter 2007.

Product revenue rose to a record $12.5 million in third quarter 2008, up $0.9 million, or 7.7 percent, year-over-year. In the same period, the company had services and maintenance revenue of $10.6 million, up $1.9 million, or 22.5 percent over third quarter 2007. Deferred revenue as of September 30, 2008 was $29.9 million, up $3.2 million, or 12.2 percent, over the previous year.

“I am pleased to report a very strong quarter despite challenging economic conditions, said Victor Limongelli, President and Chief Executive Officer of Guidance Software. “Not only did we deliver record product revenue and record total revenue, but also added customers with our new EnCase eDiscovery Pay-Per-Use offering, which was designed to make our industry-leading solution available to organizations who prefer to pay for eDiscovery on a per case basis.”

For the third quarter of fiscal 2008, the Company reported a GAAP net loss of $3.7 million, or ($0.16) per share, compared to a net loss of $0.4 million, or ($0.02) per share, for the same period of the prior year. Share-based compensation for the third quarter of 2008 was $2.4 million, up $1.4 million year-over-year.

Excluding share-based compensation, non-GAAP pre-tax income was $0.4 million, or $0.02 per share in the third quarter of 2008, compared to non-GAAP pre-tax income of $1.6 million, or $0.07 per share, reported in the third quarter of 2007.

In the third quarter of 2008, the Company recorded a provision for income taxes of $1,692,000. This is primarily due to the Company’s change in its valuation allowance for existing deferred tax assets. For the nine months ended September 30, 2008, the Company’s provision for income taxes was $1,400,000.

Key metrics for third quarter 2008 were:

GAAP

	Quarter Ended		9 Months Ended
	Q3:08	Q3:07	Q3:08	Q3:07
Overall Gross Margin	72.2%	74.2%	70.8%	71.9%
Product Gross Margin	93.5%	94.4%	93.5%	93.6%
Services Gross Margin	47.0%	47.1%	46.8%	43.5%

Non-GAAP (excluding Share-Based Compensation)

	Quarter Ended		9 Months Ended
	Q3:08	Q3:07	Q3:08	Q3:07
Overall Gross Margin	74.0%	75.2%	72.8%	73.0%
Product Gross Margin	93.6%	94.5%	93.6%	93.8%
Services Gross Margin	51.0%	49.4%	50.9%	45.7%

Conference Call Information:

The Company will host a conference call today at 2:00 p.m. pacific time, 5:00 p.m. eastern time to discuss its quarterly results. Participants should call (800) 378-6710 (North America) or (719) 457-2080 (International) and should dial in at least 5 minutes prior to the conference call.

A webcast and replay of the call may also be found on the Internet through Guidance Software’s Investor Relations web site at http://investors.guidancesoftware.com. Registered users may access this content over the internet, and there is no cost to register. If you have not already registered, please do so at least 15 minutes prior to the start of the conference call.

An audio-only replay of the call will be available by calling (719) 457-0820, passcode 4958734, available from 8:00 p.m. eastern time, November 6, through midnight November 12, 2008.

Forward Looking Statements:

This release contains forward-looking statements within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Investors are cautioned that forward-looking statements in this release involve risks and uncertainties that could cause actual results to differ materially from current expectations.

There can be no assurance that demand for the company’s products will continue at current or greater levels, or that the company will continue to grow revenues, or be profitable.

There are also risks that the company’s pursuit of providing network security and eDiscovery technology might not be successful, or that if successful, it will not materially enhance the company’s financial performance; that the company could fail to retain key employees; that changes in customer requirements and other general economic and political uncertainties could impact the company’s relationship with its customers; and that delays in product development, competitive pressures or technical difficulties could impact timely delivery of next-generation products; and other risks and uncertainties that are described from time to time in Guidance Software’s periodic reports and registration statements filed with the Securities and Exchange Commission.

The company specifically disclaims any responsibility for updating these forward-looking statements.

About Guidance Software:

Guidance Software is recognized worldwide as the industry leader in digital investigative solutions. Its EnCase® platform provides the foundation for government, corporate and law enforcement organizations to conduct thorough, network-enabled, and court-validated computer investigations of any kind, such as responding to eDiscovery requests, conducting internal investigations, responding to regulatory inquiries or performing data and compliance auditing — all while maintaining the integrity of the data. There are more than 28,000 licensed users of the EnCase® technology worldwide, and thousands attend Guidance Software’s renowned training programs annually. Validated by numerous courts, corporate legal departments, government agencies and law enforcement organizations worldwide, EnCase is also frequently honored with industry awards and recognition from eWEEK, SC Magazine, Network Computing, and the Socha-Gelbmann survey.

Source: Guidance Software

Bill Powell

Director of Investor Relations

(626) 229-9191 x133

investorrelations@guidancesoftware.com

GUID-F

Guidance Software, Inc.

Unaudited Condensed Consolidated Statements of Operations

(in thousands, except per share amounts)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2007	2008	2007	2008
Revenues:
Product revenue	$11,616	$12,515	$31,997	$34,086
Services and maintenance revenue	8,661	10,610	24,410	32,223

Total revenues	20,277	23,125	56,407	66,309

Cost of revenues:
Cost of product revenue	653	811	2,054	2,227
Cost of services and maintenance revenue	4,584	5,624	13,800	17,158

Total cost of revenues	5,237	6,435	15,854	19,385

Gross profit	15,040	16,690	40,553	46,924

Operating expenses:
Selling and marketing	7,863	9,945	24,591	29,502
Research and development	2,294	3,254	6,537	9,464
General and administrative	3,681	4,655	10,249	13,131
Depreciation	909	1,008	2,424	3,072

Total operating expenses	14,747	18,862	43,801	55,169

Operating income (loss)	293	(2,172)	(3,248)	(8,245)
Interest income and other, net	328	200	1,097	666

Income (loss) before income taxes	621	(1,972)	(2,151)	(7,579)
Income tax provision	983	1,692	1,033	1,400

Net loss	$(362)	$(3,664)	$(3,184)	$(8,979)

Net loss per share	$(0.02)	$(0.16)	$(0.14)	$(0.39)

Shares used in per share calculation - basic	22,745	23,170	22,485	23,130

Shares used in per share calculation - diluted	22,745	23,170	22,485	23,130

Share-based compensation expense (including taxes paid by the company) was allocated as follows:
Cost of product revenue	$13	$6	$59	$30
Cost of service and maintenance revenue	205	423	549	1,327
Selling and marketing	272	715	951	2,149
Research and development	137	339	413	1,062
General and administrative	373	921	1,008	2,164

Total share-based compensation expense	$1,000	$2,404	$2,980	$6,732

Supplemental Financial Data (See Note)
Non-GAAP income (loss) before income taxes excluding share-based compensation expense	$1,621	$432	$829	$(847)

Non-GAAP income (loss) before income taxes per share excluding share-based compensation expense	$0.07	$0.02	$0.04	$(0.04)

Guidance Software, Inc.

Calculation of Pre-tax non-GAAP Income

(unaudited)

(in thousands, except per share amounts)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2007	2008	2007	2008
Calculation of non-GAAP income:
GAAP net income (loss)	$(362)	$(3,664)	$(3,184)	$(8,979)
Add:
Income tax provision	$983	$1,692	$1,033	$1,400
Share-based compensation expense (including taxes paid by the company)	$1,000	$2,404	$2,980	$6,732

Non-GAAP income (loss) before income taxes excluding share-based compensation expense	$1,621	$432	$829	$(847)

Per share non-GAAP income (loss) before income taxes excluding share-based compensation expense
Basic	$0.07	$0.02	$0.04	($0.04)

Diluted	$0.07	$0.02	$0.04	($0.04)

Shares used in per share calculations:
Basic	22,745	23,170	22,485	23,130

Diluted	23,510	23,660	23,610	23,130

Notes to Unaudited Condensed Consolidated Statements of Operations:

This press release and its attachments include the non-GAAP financial measures of (loss) income before income taxes excluding share-based compensation expense and non-GAAP (loss) income before income taxes per share excluding share-based compensation expense, which are reconciled to net (loss) income and net (loss) income per share, respectively, which we believe are the most comparable GAAP measures. We use these non-GAAP financial measures for internal managerial purposes, when publicly providing our business outlook, and to facilitate period-to-period comparisons. We describe limitations specific to each non-GAAP financial measure below.

Management generally compensates for limitations in the use of non-GAAP financial measures by relying on comparable GAAP financial measures and providing investors with a reconciliation of the non-GAAP financial measures only in addition to and in conjunction with results presented in accordance with GAAP. We believe that these non-GAAP financial measures reflect an additional way of viewing aspects of our operations that, when viewed with our GAAP results, provide a more complete understanding of factors and trends affecting our business. These non-GAAP measures should be considered as a supplement to, and not as a substitute for, or superior to, net (loss) income and net (loss) income per share calculated in accordance with GAAP.

Non-GAAP (loss) income before income taxes is defined as (loss) income before income taxes excluding compensation expenses required to be recorded by Statement of Financial Accounting Standard No. 123 (revised 2004), “Share-Based Payment” (“SFAS 123R”) for equity awards to employees and directors. Management and the Board of Directors believe it is useful in evaluating the Company’s and its management teams’ and business units’ performance during a particular time period to review the supplemental non-GAAP financial measures, which excludes income taxes and expenses related to share-based compensation, because income taxes are not the responsibility of operating managers and because FAS 123R compensation costs are generally fixed at the time an award is granted, are then expensed over several years and generally cannot be changed or influenced by management once granted. Accordingly, our operational managers are evaluated based on the operating expenses exclusive of income taxes and share-based compensation expenses and including such charges would hamper investors’ ability to evaluate the performance of our management in the manner in which the Company’s management evaluates performance.

Additionally, we believe it is useful in measuring the Company’s performance to exclude expenses related to income taxes and FAS 123 R compensation expense because it facilitates comparability with prior period information.

Accordingly, management and the Board of Directors do not consider income taxes or share-based compensation costs for purposes of evaluating the performance of the business, and they exclude such costs when evaluating the performance of the Company, its business units and its management teams and when making decisions to allocate resources among the Company’s business units.

Guidance Software, Inc.

Condensed Consolidated Balance Sheets

(in thousands)

	December 31, 2007	September 30, 2008
		(unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$37,591	$29,000
Short-term investments	—	5,000
Trade receivables, net	21,093	25,982
Prepaid expenses, inventory and other current assets	2,863	2,692
Deferred tax asset	1,386	—

Total current assets	62,933	62,674
Property and equipment, net	12,515	13,909
Other assets	489	448

Total assets	$75,937	$77,031

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$4,595	$4,649
Accrued expenses	6,421	7,242
Capital lease obligations	586	232
Deferred revenues	24,895	27,192

Total current liabilities	36,497	39,315

Long-term liabilities:
Rent incentives	3,053	2,645
Capital lease obligations	185	37
Deferred revenues	2,306	2,674

Total long-term liabilities	5,544	5,356

Stockholders’ equity:
Common stock	23	23
Additional paid-in capital	46,516	54,210
Treasury stock	—	(251)
Accumulated deficit	(12,643)	(21,622)

Total stockholders’ equity	33,896	32,360

Total liabilities and stockholders’ equity	$75,937	$77,031

GUIDANCE SOFTWARE, INC.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(in thousands)

(unaudited)

	Nine Months Ended September 30,
	2007	2008
Cash flows from operating activities:
Net loss	$(3,184)	$(8,979)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization	2,424	3,072
Provision for doubtful accounts	220	1,227
Share-based compensation	2,890	6,732
Deferred income taxes	—	1,386
Excess tax benefit from share-based compensation	(953)	—
Loss on disposal of assets	122	72
Changes in operating assets and liabilities:
Trade receivables	(2,759)	(6,116)
Prepaid expenses, inventory and other assets	(39)	212
Accounts payable	(2,741)	(1,012)
Accrued expenses	2,619	413
Deferred revenue	6,409	2,665

Net cash provided by (used in) operating activities	5,008	(328)

Cash flows from investing activities:
Purchase of marketable debt securities	(49,386)	(9,947)
Sale of marketable debt securities	74,097	4,947
Purchase of property and equipment	(5,781)	(3,472)

Net cash provided by (used in) investing activities	18,930	(8,472)

Cash flows from financing activities:
Proceeds from the exercise of stock options	3,163	962
Repurchase of common stock	—	(251)
Excess tax benefit from share-based compensation	953	—
Principal payments of capital lease obligations	(726)	(502)
Cash paid for offering expenses	(241)	—

Net cash provided by financing activities	3,149	209

Net increase (decrease) in cash and cash equivalents	27,087	(8,591)
Cash and cash equivalents, beginning of period	8,041	37,591

Cash and cash equivalents, end of period	$35,128	$29,000

Supplemental disclosures of cash flow information:
Net cash paid during the period for:
Interest	$60	$38
Income taxes	$18	$441
Non-cash activities:
Purchase of equipment included in accounts payable	$1,608	$1,066
Capital lease obligations incurred to acquire assets	$238	$—
Rent incentives	$1,171	$—
Recognition of uncertain tax liabilities	$130	$—